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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     October 29, 2001
                                                     ---------------------------


                              ARCHSTONE-SMITH TRUST
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             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)

            1-16755                                     84-1592064
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   (Commission File Number)                (I.R.S. Employer Identification No.)


 7670 South Chester Street, Englewood, CO                 80112
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 (Address of Principal Executive Offices)              (Zip Code)


                                 (303) 708-5959
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              (Registrant's Telephone Number, Including Area Code)



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Item 2.  Acquisition or Disposition of Assets

     On October 29, 2001, Archstone Communities Trust ("Archstone") was reorganized into an "umbrella partnership" real estate investment trust, or "UPREIT," structure. To accomplish this reorganization, Archstone-Smith Trust ("Archstone-Smith"), a wholly owned subsidiary of Archstone, created a wholly owned subsidiary. Archstone then merged with the newly created subsidiary with Archstone surviving the merger and becoming a wholly owned subsidiary of Archstone-Smith and continuing under the name "Archstone-Smith Operating Trust." In the reorganization, holders of shares of beneficial interest in Archstone received shares of beneficial interest in Archstone-Smith, as follows:

          . holders of Archstone common shares received, for each Archstone common share issued and outstanding immediately prior to the reorganization, one Archstone-Smith common share;

          . holders of Archstone Series A preferred shares received, for each Archstone Series A preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series A preferred share;

          . holders of Archstone Series C preferred shares received, for each Archstone Series C preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series C preferred share; and

          . holders of Archstone Series D preferred shares received, for each Archstone Series D preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series D preferred share.

     The Archstone-Smith Series A, C and D preferred shares issued in connection with the Archstone-Smith reorganization detailed above have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Archstone preferred shares for which they were converted, except for changes that do not materially and adversely affect the former holders of the Archstone preferred shares.

     Each option to acquire Archstone common shares under Archstone's 1997 Long-Term Incentive Plan was converted into an option to acquire the same number of Archstone-Smith common shares under the Archstone-Smith Trust 2001 Long-Term Incentive Plan. The options to acquire Archstone-Smith common shares have the same exercise price, vesting and other terms as the Archstone options for which they were substituted.

     Archstone-Smith assumed the Archstone 1987 Share Option Plan for Outside Trustees and the Archstone 1996 Share Option Plan for Outside Trustees. Each option to acquire Archstone common shares under the plans remains outstanding and is exercisable for the same number of Archstone-Smith common shares. The options to acquire Archstone-Smith common shares have the same exercise price, vesting and other terms as the Archstone options for which they were substituted.

     Holders of fractional Archstone common shares will not receive fractional Archstone-Smith common shares. Instead, each holder of Archstone common shares otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with 0.5 of a cent rounded up, determined by multiplying (i) $25.17 (the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the reorganization) by
(ii) the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

     On October 31, 2001, Charles E. Smith Residential Realty, Inc. ("Smith Residential") was merged with and into Archstone-Smith, with Archstone-Smith as the surviving entity. In the merger:

          . holders of Smith Residential common stock received, for each share of Smith Residential common stock issued and outstanding immediately prior to the merger, 1.975 Archstone-Smith common shares;

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          .    holders of Smith Residential Series A preferred stock received, for each share of Smith Residential Series A preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series H preferred share;

          . holders of Smith Residential Series C preferred stock received, for each share of Smith Residential Series C preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series I preferred share;

          . holders of Smith Residential Series E preferred stock received, for each share of Smith Residential Series E preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series J preferred share;

          . holders of Smith Residential Series F preferred stock received, for each share of Smith Residential Series F preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series K preferred share; and

          . holders of Smith Residential Series G preferred stock received, for each share of Smith Residential Series G preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series L preferred share.

     The Archstone-Smith Series H, I, J, K and L preferred shares issued in the merger have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Smith Residential preferred stock for which they were converted, adjusted as necessary to reflect the exchange ratio in the merger, except for changes that do not materially and adversely affect the holders of Smith Residential preferred stock.

     Holders of Smith Residential common stock will not receive fractional Archstone-Smith common shares. Instead, each holder of Smith Residential common stock otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with
0.5 of a cent rounded up, determined by multiplying (i) $25.17 (the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days preceding the closing date of the merger) by (ii) the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

     Upon conversion of the outstanding shares of Smith Residential common stock and preferred stock into the merger consideration, the Smith Residential common stock and preferred stock were cancelled and retired and ceased to exist.

     After giving effect to the foregoing transactions, Archstone-Smith had approximately the following common shares and preferred shares issued and outstanding:

                                                               Issued and
Class or Series of Shares                                  Outstanding Shares
-------------------------                                  ------------------

Common Shares ..........................................          171,638,428
Series A Preferred Shares ..............................            3,174,235
Series C Preferred Shares ..............................            1,969,100
Series D Preferred Shares ..............................            1,989,956
Series H Preferred Shares ..............................            2,640,325
Series I Preferred Shares ..............................                  500
Series J Preferred Shares ..............................              684,931
Series K Preferred Shares ..............................              666,667
Series L Preferred Shares ..............................              641,026

     Also on October 31, 2001, Charles E. Smith Residential Realty L.P. ("Smith Partnership") merged with and into Archstone, with Archstone continuing under the name "Archstone-Smith Operating Trust." In this merger, which is referred to as the "partnership merger":

          . holders of Class A common units in Smith Partnership, other than Archstone-Smith, as successor to Smith Residential as a result of the merger, received, for each Smith Partnership Class A common unit issued and outstanding immediately prior to the partnership merger, 1.975 Archstone Class A-1 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up; and

          . Archstone-Smith, as successor to Smith Residential as a result of the merger, received, for each Smith Partnership Class A common unit issued and outstanding held by it immediately prior to the partnership merger, 1.975 Archstone Class A-2 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up.

     In addition, the outstanding Smith Partnership preferred units were exchanged as follows:

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          .    the Series A preferred units of Smith Partnership held by
               Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series H preferred units of Archstone;

          . the Series C preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series I preferred units of Archstone;

          . the Series E preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series J preferred units of Archstone;

          . the Series F preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series K preferred units of Archstone; and

          . the Series G preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series L preferred units of Archstone.

     Under the Archstone declaration of trust, each Archstone Class A-1 common unit issued in the partnership merger is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common unit for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Upon redemption of these units, these unitholders would receive Archstone-Smith common shares on a one-for-one basis or their cash equivalent, at the election of Archstone-Smith.

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         After giving effect to the foregoing transactions, Archstone had approximately the following common units and preferred units issued and outstanding:


                                                                    Issued and
Class or Series of Units                                     Outstanding Units
------------------------                                     -----------------

Class A-1 Units ...........................................         25,511,268

Class A-2 Units ...........................................        171,638,428

Series A Preferred Units ..................................          3,174,235

Series C Preferred Units ..................................          1,969,100

Series D Preferred Units ..................................          1,989,956

Series H Preferred Units ..................................          2,640,325

Series I Preferred Units ..................................                500

Series J Preferred Units ..................................            684,931

Series K Preferred Units ..................................            666,667

Series L Preferred Units ..................................            641,026

         Immediately following the completion of the foregoing transactions, Archstone-Smith owns all of the outstanding Archstone Class A-2 common units and all outstanding Archstone preferred units. All other classes or series of Archstone units are owned by former unitholders of Smith Partnership.

Item 5.  Other Events

                                  RISK FACTORS

         The following factors could affect our future financial performance:

We historically have not owned or operated high-rise apartment buildings and the market price of the Archstone-Smith common shares may decline if we fail to successfully operate the high-rise apartment buildings acquired in the merger.

         In the merger, we acquired Smith Residential's interest in approximately 50 high-rise apartment buildings. The high-rise apartment building properties represent approximately 25% of the combined portfolio based on number of apartment units. We historically have not owned or operated high-rise apartment buildings. If we fail to successfully operate these apartment buildings, the market price of Archstone-Smith common shares could decline. In addition, if we determine to liquidate these high-rise apartment buildings over time, we may not be successful in doing so or may not do so at attractive prices, which could adversely affect the market price of Archstone-Smith common shares.

We will be restricted in our ability to sell the properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in our inability to sell these properties at an opportune time and increased costs to us.

         Under the shareholders' agreement between Archstone-Smith, Archstone, Robert H. Smith and Robert P. Kogod, for a period of 15 years, we are restricted from transferring specified high-rise properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in our

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inability to sell these properties at an opportune time and increased costs to
us. Notwithstanding, we are permitted to transfer these properties in connection with a sale of all of the properties in a single transaction or pursuant to a bona fide mortgage of any or all of such properties in order to secure a loan or other financing. Also, a sale of any of the properties acquired in the merger prior to January 1, 2022, could result in increased costs in light of the tax related undertakings made to the former Smith Partnership unitholders in connection with the merger.

The operations of Archstone and Smith Residential may not be integrated successfully and the intended benefits of the merger may not be realized, which could have a negative impact on the market price of Archstone-Smith common shares.

         The completion of the merger poses risks for the ongoing operations of Archstone-Smith, including that:

             . we may not achieve the expected cost savings and operating efficiencies from the merger, including the ability to realize economies of scale;

             . the Smith Residential and Archstone portfolios may not perform as well as currently anticipated;

             . the concentration of our properties in a few identified markets may increase our exposure to the economic conditions of those markets;

             . we may experience difficulties and incur expenses related to the assimilation and retention of Smith Residential employees; and

             . we may not effectively merge and integrate Smith Residential's operations.

         If we fail to successfully integrate Smith Residential and/or fail to realize the intended benefits of the merger, the market price of Archstone-Smith common shares could decline.

We depend on our key personnel.

         Our success depends on our ability to attract and retain the services of executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of our key personnel could have an adverse effect on us.

Debt financing could adversely affect our performance.

         We are subject to risks associated with debt financing and preferred equity. These risks include the risks that we will not have sufficient cash flow from operations to meet required payments of principal and interest or to pay distributions on our securities at expected rates, that we will be unable to refinance current or future indebtedness, that the terms of any refinancing will not be as favorable as the terms of existing indebtedness, and that we will be unable to make necessary investments in new business initiatives due to lack of available funds. Increases in interest rates could increase interest expense, which would adversely affect net earnings and cash available for payment of obligations. If we are unable to make required payments on indebtedness that is secured by a mortgage on our property, the asset may be transferred to the mortgagee with a consequent loss of income and value to us.

         Additionally, our debt agreements contain customary covenants which, among other things, restrict our ability to incur additional indebtedness and, in certain instances, restrict our ability to engage in material asset sales, mergers, consolidations and acquisitions. These debt agreements also require us to maintain various financial ratios. Failure to comply with these covenants could result in a requirement to repay the indebtedness prior to its maturity, which could have an adverse effect on our operations and ability to make distributions to shareholders.

         Some of our debt instruments bear interest at variable rates. Increases in interest rates would increase our interest expense under these instruments and would increase the cost of refinancing these instruments and issuing

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new debt. As a result, higher interest rates would adversely affect cash flow and our ability to service our indebtedness.

         Giving effect to the merger with Smith Residential, we had $3.7 billion in total debt outstanding as of September 30, 2001, of which $2.0 billion was secured by real estate assets and $661.9 million was subject to variable interest rates, including $218 million outstanding on our short-term credit facilities.

We may not have access to equity capital.

         Since mid-1998 and continuing into 2001, the real estate industry has experienced a reduced supply of favorably-priced public equity capital, which has generally decreased the level of new investment activity by publicly-traded real estate companies. A prolonged period in which real estate operating companies cannot effectively access the public equity markets may result in heavier reliance on alternative financing sources to undertake new investment activities.

We are subject to risks inherent in ownership of real estate.

         Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local, regional or national conditions (such as an oversupply of communities or a reduction in rental demand in a specific area), the quality and philosophy of management, competition from other available properties and the ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations, including zoning, usage and tax laws, interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws.

         Although we seek to minimize these risks through our market research and property management capabilities, they cannot be totally eliminated.

We are subject to risks inherent in real estate development.

         We have developed or commenced development on a substantial number of apartment communities and expect to develop additional apartment communities in the future. Real estate development involves risks in addition to those involved in the ownership and operation of established communities, including the risks that financing, if needed, may not be available on favorable terms, construction may not be completed on schedule, contractors may default, estimates of the costs of developing apartment communities may prove to be inaccurate and communities may not be leased or rented on profitable terms or in the time frame anticipated. Timely construction may be affected by local weather conditions, local or national strikes and local or national shortages in materials, building supplies or energy and fuel for equipment. These risks may cause the development project to fail to perform as expected.

Real estate investments are relatively illiquid and we may not be able to sell properties when appropriate.

         Equity real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.

We may suffer losses on our technology investments.

         We have several investments in technology-related companies. The broader technology sector, including the sectors in which our investees operate, is currently suffering from a decreased supply of capital and depressed market valuation. The inability of these companies to raise capital at a satisfactory price in the near term could impair their ability to fund immediate obligations, including working capital requirements, and could result in the failure of those companies. In the event that our investments in technology companies are deemed to be partially or fully impaired, the resulting write-down of our investment would have a negative impact on our net earnings and could adversely affect the price of our common shares.

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We are subject to the Americans with Disabilities Act.

         Our communities must comply with Title III of the Americans with Disabilities Act to the extent that such communities are or contain "public accommodations" and/or "commercial facilities" as defined by the Act. The Act does not consider apartment communities to be public accommodations or commercial facilities, except for portions of such facilities which are open to the public, such as the leasing office. Noncompliance could result in imposition of fines or an award of damages to private litigants. We believe our communities comply with all present requirements under the Act and applicable state laws.

Compliance with environmental regulations may be costly.

         We must comply with certain environmental and health and safety laws and regulations related to the ownership, operation, development and acquisition of apartments. Under those laws and regulations, we may be liable for, among other things, the costs of removal or remediation of certain hazardous substances, including asbestos-related liability. Those laws and regulations often impose liability without regard to fault. As part of our due diligence procedures, we have conducted Phase I environmental assessments on each of our communities prior to acquisition; however, we cannot give any assurance that those assessments have revealed all potential liabilities. We are not aware of any environmental condition on any of our real estate investments which is likely to have a material adverse effect on our financial position or results of operations; however, we cannot give any assurance that any such condition does not exist or may not arise in the future.

Changes in laws may result in increased cost.

         We may not be able to pass on increased costs resulting from increases in real estate taxes, income taxes or other governmental requirements directly to our residents. Substantial increases in rents, as a result of those increased costs, may affect the ability of a resident to pay rent, causing increased vacancy. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other environmental conditions may result in significant unanticipated expenditures.

Our failure to qualify as a REIT would have adverse consequences to our shareholders.

         We believe that we have qualified for taxation as a REIT under the Internal Revenue Code and plan to continue to meet the requirements for taxation as a REIT. We cannot, however, guarantee that we have qualified or will continue to qualify in the future as a REIT. We cannot give any assurance that new legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements relating to our qualification. If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. Also, unless the Internal Revenue Service granted us relief, we would remain disqualified as a REIT for four years following the year in which we failed to qualify. In the event that we failed to qualify as a real estate investment trust, we would be required to pay significant income taxes and would have less money available for our operations and distributions to shareholders. This would likely have a significant adverse effect on the value of our securities and our ability to raise additional capital.

Archstone intends to qualify as a partnership, but cannot guarantee that it will qualify.

         Archstone intends to qualify as a partnership for federal income tax purposes. However, Archstone will be treated as an association taxable as a corporation for federal income tax purposes if it is a "publicly traded partnership," unless at least 90% of our income is qualifying income as defined in the tax code. Qualifying income for the 90% test generally includes passive income, such as real property rents, dividends and interest. The income requirements applicable to REITs and the definition of qualifying income for purposes of this 90% test are similar in most respects. We believe that Archstone will meet this qualifying income test, but cannot guarantee that it would. If Archstone were to be taxed as a corporation, it would incur substantial tax liabilities, Archstone-Smith would fail to qualify as a REIT for tax purposes and Archstone-Smith's ability to raise additional capital would be impaired.

We are subject to losses that may not be covered by insurance.

         There are certain types of losses (such as from war) which may be uninsurable or not economically insurable. Additionally, many of our communities in California are located in the general vicinity of active earthquake fault lines. Although we maintain insurance to cover most reasonably likely risks, including earthquakes, if an uninsured loss or a loss in excess of insured limits occurs, we could lose both our invested capital in, and anticipated profits from, one or more communities. We would also be required to continue to repay mortgage indebtedness or other obligations related to such communities. Any such loss could materially adversely affect our business, financial condition and results of operations.

We have a concentration of investments in certain markets.

         Approximately 11% of our apartment communities which are operating or under construction were in Southern California as of September 30, 2001. Southern California is the geographic area comprised of the Los Angeles, Inland Empire, Orange County, San Diego and Ventura County markets. Additionally, approximately 10% of our apartment communities which are operating or under construction were in the San Francisco Bay area of California. Following the merger with Smith Residential, approximately 32% of our apartment communities which are operating or under construction are in the greater Washington, D.C. metropolitan area. We are, therefore, subject to increased exposure (positive or negative) to economic and other competitive factors specific to protected markets within these geographic areas.

Our business is subject to extensive competition.

         There are numerous commercial developers, real estate companies and other owners of real estate that we compete with in seeking land for development, apartment communities for acquisition and disposition and residents for apartment communities. All of our apartment communities are located in developed areas that include other apartment communities. The number of competitive apartment communities in a particular area could have a material adverse effect on our ability to lease units and on the rents charged. In addition, single-family homes and other residential properties provide housing alternatives to residents and potential residents of our apartment communities.

                        FEDERAL INCOME TAX CONSIDERATIONS

         Archstone-Smith intends to operate in a manner that permits it to satisfy the requirements for taxation as a real estate investment trust ("REIT") under the applicable provisions of the Internal Revenue Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to Archstone-Smith and its shareholders of the treatment of Archstone-Smith as a REIT following the reorganization of Archstone into an UPREIT, the merger of Smith Residential with and into Archstone-Smith and the merger of Smith Partnership with and into Archstone. Archstone-Smith was formed as a wholly owned subsidiary of Archstone as a Maryland REIT. Upon completion of the reorganization of Archstone into an UPREIT, the merger and the partnership merger, Archstone-Smith owns substantially all of its assets and conducts all of its operations through Archstone (which continued under the name, and is referred to in this section as, "Archstone-Smith Operating Trust"). Since these provisions are highly technical and complex, you are urged to consult your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Archstone-Smith shares.

         Based upon its representations with respect to the facts as set forth and explained in the discussion below, in the opinion of Archstone-Smith's counsel, Mayer, Brown & Platt, Archstone-Smith has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation described in the joint proxy statement/prospectus relating to the merger and as represented by management will enable Archstone-Smith to satisfy the requirements for such qualification.

         This opinion is based on representations made by Archstone-Smith as to certain factual matters relating to its organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of filing of this report. Archstone-Smith's qualification and taxation as a REIT will depend on its ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership and the various qualification tests imposed under the Internal Revenue Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that Archstone-Smith will satisfy such tests on a continuing basis.

         In brief, if the conditions imposed by the REIT provisions of the Internal Revenue Code are met, entities such as Archstone-Smith, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the "double taxation" at both the corporate and shareholder levels that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT.

         If Archstone-Smith fails to qualify as a REIT in any year, Archstone-Smith will be subject to federal income taxation as if Archstone-Smith was a domestic corporation for that year and, potentially, one or more subsequent years, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Archstone-Smith could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

         The board of trustees believes that Archstone-Smith has been organized and operated and currently intends that Archstone-Smith will continue to operate in a manner that permits Archstone-Smith to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on its continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on its operating results.

         The following summary is based on the Internal Revenue Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department regulations, subsequent changes to any of which may affect the tax consequences described in this report, possibly on a retroactive basis.

         The following summary is not exhaustive of all possible tax considerations and does not give detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to various types of shareholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, subject to special treatment under the federal income tax laws.

Taxation of Archstone-Smith

         General

         In any year in which Archstone-Smith qualifies as a REIT, in general Archstone-Smith will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. Archstone-Smith may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to shareholders. To the extent that Archstone-Smith elects to retain and pay income tax on its net long-term capital gain, shareholders are required to include their proportionate share of its undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by Archstone-Smith.

         Notwithstanding its qualification as a REIT, Archstone-Smith may also be subject to taxation in other circumstances. If Archstone-Smith should fail to satisfy either the 75% or the 95% gross income test, which are discussed below, and nonetheless maintain its qualification as a REIT because other requirements are met, Archstone-Smith will be subject to a 100% tax on the greater of either
(1) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect its profitability. Archstone-Smith will be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if Archstone-Smith has net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, Archstone-Smith will be subject to tax on such

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

income from foreclosure property at the highest corporate rate. Archstone-Smith will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its "taxable REIT subsidiaries" to Archstone-Smith that would be reduced through reapportionment under section 482 of the Internal Revenue Code in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary includes any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See "Other Tax Considerations--Investments in taxable REIT subsidiaries." In addition, if Archstone-Smith should fail to distribute during each calendar year at least the sum of:

         (1)      85% of its REIT ordinary income for such year;

         (2) 95% of its REIT capital gain net income for such year, other than capital gains Archstone-Smith elects to retain and pay tax on as described below; and

         (3)      any undistributed taxable income from prior years,

         Archstone-Smith would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Archstone-Smith elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

         A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith. Archstone-Smith may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated. Archstone-Smith will use the calendar year both for federal income tax purposes and for financial reporting purposes.

         In order to qualify as a REIT, Archstone-Smith must meet, among others, the following requirements:

         Share ownership test

         Archstone-Smith's shares must be held by a minimum of 100 persons for at least 335 days in each taxable year following its first taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year following its first taxable year, no more than 50% in value of its shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. If Archstone-Smith complies with the Treasury Department regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares were held, actually or constructively, by five or fewer individuals, then Archstone-Smith will be treated as meeting such requirement.

     In order to ensure compliance with the 50% test, Archstone-Smith has placed restrictions on the transfer of its shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury Department regulations, Archstone-Smith must maintain records which disclose the actual ownership of its outstanding shares and such regulations impose penalties against Archstone-Smith for failing to do so. In fulfilling its obligations to maintain records, Archstone-Smith must and will demand written statements each year from the record holders of designated percentages of its shares disclosing the actual owners of such shares as prescribed by Treasury Department regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of its records. A shareholder failing or refusing to comply with its written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of its shares and other information. In addition, the declaration of trust of Archstone-Smith provides restrictions regarding the transfer of shares that are intended to assist Archstone-Smith in continuing to satisfy the share ownership requirements. Archstone-Smith intends to enforce the 9.8% limitation on ownership of shares to assure that its qualification as a REIT will not be compromised.

         Asset tests

         At the close of each quarter of its taxable year, Archstone-Smith must satisfy tests relating to the nature of its assets determined in accordance with generally accepted accounting principles. Where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, such as Archstone-Smith Operating Trust, Archstone-Smith will be deemed to own a proportionate share of the partnership's, limited liability company's or trust's assets. In addition, when Archstone-Smith owns 100% of a corporation that is not a taxable REIT subsidiary, Archstone-Smith will be deemed to own 100% of the corporation's assets.

         First, at least 75% of the value of its total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of its assets generally may be invested without restriction, Archstone-Smith is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of the value of its total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of its total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "20% and 5% asset tests").

         As noted above, when Archstone-Smith invests in an entity classified as a partnership for federal income tax purposes such as Archstone-Smith Operating Trust, Archstone-Smith will be deemed to own a proportionate share of Archstone-Smith Operating Trust's assets. The partnership interest does not constitute a security for purposes of these tests. See "--Tax aspects of its investments in partnerships." Accordingly, its investment in properties through its interest in Archstone-Smith Operating Trust is treated as an investment in qualified assets for purposes of the 75% asset test to the extent Archstone-Smith Operating Trust's assets so qualify. Archstone-Smith Operating Trust currently owns securities of issuers which are not treated as qualified REIT subsidiaries or REITs and may acquire additional such securities in the future. By virtue of its partnership interest in Archstone-Smith Operating Trust, Archstone-Smith is deemed to own initially a pro rata share of such securities. Based upon an analysis of the estimated value of the securities owned by Archstone-Smith Operating Trust in taxable REIT subsidiaries and non-government issuers relative to the estimated value of the total assets owned by Archstone-Smith Operating Trust, Archstone-Smith believes that the 10% vote and value test and the 20% and 5% asset tests on the date of this report should be satisfied. In rendering its opinion as to its qualification as a REIT, Mayer, Brown & Platt is relying on its representations with respect to the value of the stock and assets and its conclusion that Archstone-Smith satisfies each of the 10% vote and value test and the 20% and 5% asset tests.

     Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter in which Archstone-Smith acquires additional securities of any issuer. If any unitholder of Archstone-Smith Operating Trust exercises its redemption option to exchange units for common shares, Archstone-Smith will thereby increase its proportionate indirect ownership interest in Archstone-Smith Operating Trust. This will require Archstone-Smith to meet the 10% vote and value test and the 20% and 5% asset tests in any quarter in which the conversion option is exercised. A similar result will follow in the case of any exchange of units by employees of Archstone-Smith Operating Trust or any subsidiary that they received pursuant to its long term incentive compensation plan. Archstone-Smith plans to take steps to ensure that the 10% vote and value test and the 20% and 5% asset tests are satisfied for any quarter in which retesting is to occur. However, Archstone-Smith cannot give assurance that the steps will always be successful and will not require a reduction in Archstone-Smith Operating Trust's overall interest in the securities of any issuer.

         Gross income tests

         There are currently two separate percentage tests relating to the sources of its gross income which must be satisfied for each taxable year. For purposes of these tests, where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, Archstone-Smith will be treated as receiving its share of the income and loss of the partnership, limited liability company or trust, and the gross income of the partnership, limited liability company or trust will retain the same character in its hands as it has in the hands of the partnership, limited liability company or trust. In addition, when Archstone-Smith owns 100% of a corporation that is not a taxable REIT subsidiary, Archstone-Smith will be deemed to receive 100% of the corporation's income. The two tests are as follows:

         1. The 75% Test. At least 75% of its gross income for the taxable year must be "qualifying income." Qualifying income generally includes:

         (1)      rents from real property except as modified below;

         (2) interest on obligations secured by mortgages on, or interests in, real property;

         (3) gains from the sale or other disposition of non "dealer property," which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of its trade or business;

         (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

         (5)      abatements and refunds of real property taxes;

         (6) income from the operation of, and gain from the sale of, "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property for which an election has been made;

         (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

         (8) certain qualified temporary investment income attributable to the investment of new capital received by Archstone-Smith in exchange for its shares or certain publicly offered debt which income is received or accrued during the one-year period following the receipt of such capital.

         Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test, or the 95% gross income test described below, if Archstone-Smith, or an owner of 10% or more of its shares, directly or constructively owns 10% or more of such resident unless the resident is a taxable REIT subsidiary of Archstone-Smith and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property, or as interest income, for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Archstone-Smith generally must not furnish or render services to residents, other than through a taxable REIT subsidiary or an "independent contractor" from whom Archstone-Smith derives no income, except that Archstone-Smith may directly provide services that are "usually or customarily rendered" in connection with the rental of apartment units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, Archstone-Smith may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

         Archstone-Smith Operating Trust provides services at the properties that it owns and may provide the services at any newly acquired properties of it. Archstone-Smith believes that, for purposes of the 75% and 95% gross income tests, the services provided at its properties are or will be of the type which are usually or customarily rendered in connection with the rental of space for occupancy only and not those rendered to the occupant for his convenience. Archstone-Smith believes this is also true for any other services and amenities provided by Archstone-Smith Operating Trust or its agents. Mayer, Brown & Platt, in rendering its opinion as to its qualification as a REIT, is relying on its representations to that effect. Archstone-Smith intends that independent contractors or a taxable REIT subsidiary will perform services that cannot be provided directly by Archstone-Smith Operating Trust or its agents.

         2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of its gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. In addition, payments to Archstone-Smith under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by Archstone-Smith to hedge indebtedness incurred or to be incurred, and any gain from the sale or other disposition of these instruments, are treated as qualifying income for purposes of the 95% test, but not for purposes of the 75% test.

         For purposes of determining whether Archstone-Smith complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless such property is held by Archstone-Smith for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "--Taxation of Archstone-Smith--General."

         Archstone-Smith believes that for purposes of both the 75% and the 95% gross income tests, its investment in properties through Archstone-Smith Operating Trust in major part gives rise to qualifying income in the form of rents. Archstone-Smith also believes that gains on sales of the properties, or of its interest in Archstone-Smith Operating Trust, generally will also constitute qualifying income.

         Even if Archstone-Smith fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Archstone-Smith may still qualify as a REIT for such year if Archstone-Smith is entitled to relief under provisions of the Internal Revenue Code. These relief provisions will generally be available if:

         (1) its failure to comply was due to reasonable cause and not to willful neglect;

         (2) Archstone-Smith reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and

         (3) any incorrect information on this schedule is not due to fraud with intent to evade tax.

         If these relief provisions apply, however, Archstone-Smith will nonetheless be subject to a special tax upon the greater of the amount by which Archstone-Smith fails either the 75% or 95% gross income test for that year.

         Annual distribution requirements

         In order to qualify as a REIT, Archstone-Smith is required to make distributions, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of 90% of its REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of its net income after tax, if any, from foreclosure property, minus the sum of various items of excess non-cash income.

         Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Archstone-Smith timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. A REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith.

         Archstone-Smith intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the declaration of trust of Archstone-Smith Operating Trust authorizes Archstone-Smith in its capacity as trustee to take the steps as may be necessary to cause Archstone-Smith Operating Trust to distribute to its unitholders an amount sufficient to permit Archstone-Smith to meet the distribution requirements. It is possible that Archstone-Smith may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing its REIT taxable income on the other hand. Additionally, this may be due to Archstone-Smith Operating Trust's inability to control cash distributions from any properties over which it does not have decision making control, or for other reasons. To avoid any problem with the 90% distribution requirement, Archstone-Smith will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intend to borrow funds or cause Archstone-Smith Operating Trust or other affiliates to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

         Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before Archstone-Smith timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if Archstone-Smith declares a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, Archstone-Smith will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

         If Archstone-Smith fails to meet the 90% distribution requirement as a result of an adjustment to its tax return by the IRS, Archstone-Smith may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

         Tax aspects of its investments in partnerships

         Archstone-Smith holds units in Archstone-Smith Operating Trust. For federal income tax purposes, Archstone-Smith Operating Trust is classified as a partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partner received a distribution from the partnership. Archstone-Smith will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of Archstone-Smith--General" and "--Taxation of Archstone-Smith--Gross income tests."

         Each partner's share of a partnership's tax attributes is determined in accordance with the declaration of trust of Archstone-Smith Operating Trust, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Internal Revenue Code section 704(b) and the regulations under Internal Revenue Code section 704(b). Archstone-Smith Operating Trust's allocation of tax attributes is intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, Archstone-Smith will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the partnership based on its capital interest in Archstone-Smith Operating Trust. Accordingly, any increase in its REIT taxable income from its interest in Archstone-Smith Operating Trust, whether or not a corresponding cash distribution is also received from Archstone-Smith Operating Trust, will increase its distribution requirements. However, this income will not be subject to federal income tax in its hands if Archstone-Smith distributes an amount equal to such additional income to its shareholders. Moreover, for purposes of the REIT asset tests, Archstone-Smith will include its proportionate share of assets held by Archstone-Smith Operating Trust. See "Taxation of Archstone-Smith--Annual distribution requirements" and "--Taxation of Archstone-Smith--Asset tests."

         Entity Classification. Based on its representations that Archstone-Smith Operating Trust will satisfy the conditions to avoid classification as a "publicly traded partnership" under the Internal Revenue Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, Archstone-Smith Operating Trust will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. The opinion, however, is not binding on the Internal Revenue Service.

         Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the partnership merger, a substantial book-tax difference likely existed with respect to the assets owned by Smith Partnership, particularly those that Smith Partnership previously acquired in exchange for its units.

         The declaration of trust of Archstone-Smith Operating Trust requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a reasonable method for allocation of items affected by section 704(c) of the Internal Revenue Code. Archstone-Smith Operating Trust has agreed to use the traditional method, one of the three methods outlined by the Treasury regulations under section 704(c), with no curative allocations, except as described below:

               . with respect to the Smith Partnership properties, except to the extent required under a pre-existing agreement to use another method, which requirement is not waived, and

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

               . with respect to each of the properties owned by Archstone-Smith Operating Trust immediately prior to the partnership merger.

         Under the traditional method, former Smith Partnership unitholders, including Archstone-Smith as successor to Smith Residential, are allocated less depreciation and, therefore, more income with respect to the assets owned by Smith Partnership prior to the partnership merger. The effects of these allocations are different for different Smith Partnership unitholders and depend upon which, if any, properties those unitholders originally contributed to Smith Partnership and the amount of depreciation, if any, that remains to be claimed with respect to these properties. These reduced allocations of depreciation and increased allocations of income are offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by Archstone-Smith Operating Trust before the partnership merger.

         In order to offset the effect of certain ceiling rule disparities, Archstone-Smith Operating Trust will make a special curative allocation of taxable income each year through 2028 to the former Smith Partnership unitholders in an amount per unit of Archstone-Smith Operating Trust held by such former holders equal to $5,000,000 divided by the number of Archstone-Smith Operating Trust units held by the former Smith Partnership unitholders immediately following the partnership merger. A ceiling rule disparity will generally exist if the aggregate amount of deductions for federal income tax purposes attributable to any of the Smith Partnership properties for any year is less than the amount of depreciation attributable to such Smith partnership property for such year computed based on the fair market value of such Smith Partnership property at the time of the partnership merger. Accordingly, in addition to the effects of the traditional method described above, each former Smith Partnership unitholder who continues to own Archstone-Smith Operating Trust units following the partnership merger will be allocated income each year as a result of these special curative allocations in addition to income allocated in proportion to their respective percentage ownership interests in Archstone-Smith Operating Trust, even though its cash flow is distributed proportionately among all Archstone-Smith Operating Trust unitholders.

         To the extent there exists any remaining book-tax difference at the time of a taxable disposition of a Smith Partnership property, Archstone-Smith Operating Trust will make a special curative allocation of income for federal income tax purposes to former Smith Partnership unitholders to offset the remaining book-tax disparity with respect to such property, even though the proceeds of the sale will be allocated proportionately among all Archstone-Smith Operating Trust unitholders. Conversely, any book-tax difference remaining in an existing Archstone property at the time of a taxable disposition of such property will be allocated to Archstone-Smith and not to the former Smith Partnership unitholders. The amount of gain allocated to specific former Smith Partnership unitholders with respect to Smith Partnership assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Smith Partnership before the partnership merger; whether the former Smith Partnership unitholder owns units issued in exchange for the contribution of that asset to Smith Partnership; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

         The declaration of trust of Archstone-Smith Operating Trust also requires that any gain allocated to the Archstone-Smith Operating Trust unitholders upon the sale or other taxable disposition of any Archstone-Smith Operating Trust asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

         Liquidation of Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust liquidates and dissolves, a distribution of Archstone-Smith Operating Trust property other than money generally will not result in taxable gain to an Archstone-Smith Operating Trust unitholder, except to the extent provided in sections 704(c)(1)(B), 731(c) and 737 of the Internal Revenue Code. The basis of any property distributed to an Archstone-Smith Operating Trust unitholder will equal the adjusted basis of the unitholders' Archstone-Smith Operating Trust units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone-Smith Operating Trust, however, will be taxable to an Archstone-Smith Operating Trust unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its Archstone-Smith

Operating Trust units. If Archstone-Smith issued its shares of beneficial interest to Archstone-Smith Operating Trust unitholders upon the liquidation of Archstone-Smith Operating Trust, it is likely that each Archstone-Smith Operating Trust unitholder would be treated as if it had exchanged its Archstone-Smith Operating Trust units for Archstone-Smith shares and the unitholder would recognize gain or loss as if its Archstone-Smith Operating Trust units were sold in a fully taxable exchange.

         Sale of Properties. Its share of any gain realized by Archstone-Smith Operating Trust on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to 100% penalty tax. See "--Taxation of Archstone-Smith--General" and "--Taxation of Archstone-Smith--Gross income tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Archstone-Smith intends to hold, and, to the extent within its control, to have any joint venture to which Archstone-Smith Operating Trust is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of its properties and other properties acquired subsequent to the date hereof as are consistent with its investment objectives. Based upon its investment objectives, Archstone-Smith believes that overall, its properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

         Failure to qualify

         If Archstone-Smith fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, Archstone-Smith will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Archstone-Smith fails to qualify as a REIT will not be deductible by Archstone-Smith, nor generally will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Archstone-Smith also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Its Shareholders

         Taxation of taxable domestic shareholders

         As long as Archstone-Smith qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions and undistributed amounts, that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed Archstone-Smith's actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that Archstone-Smith makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to its shareholders, reducing the tax basis of a shareholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder's tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by Archstone-Smith in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Archstone-Smith and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Archstone-Smith during January of the following calendar year. Shareholders may not include in their individual income tax returns any of its net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to its shareholders.

         In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions required to be treated by such shareholder as long-term capital gains.

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

         Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 20%. Pursuant to Internal Revenue Service guidance, Archstone-Smith may classify portions of its capital gain dividends as gains eligible for the 20% capital gains rate or as unrecaptured Internal Revenue Code section 1250 gain taxable at a maximum rate of 25%.

         Shareholders should consult their tax advisor with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

         Backup withholding

         Archstone-Smith will report to its domestic shareholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Archstone-Smith with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, Archstone-Smith may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to Archstone-Smith.

         Taxation of tax-exempt shareholders

         The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Archstone-Smith, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

         However, if any pension or other retirement trust that qualifies under section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT if such REIT would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

         Taxation of foreign shareholders

         Archstone-Smith will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. Archstone-Smith currently anticipates that Archstone-Smith will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

         Distributions of cash generated by its real estate operations, but not by the sale or exchange of its communities, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with Archstone-Smith the required form evidencing such lower rate or unless the foreign shareholder files an Internal Revenue Service Form W-8ECI


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

         with Archstone-Smith claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign shareholders generally must provide the Internal Revenue Service Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

         Distributions of proceeds attributable to the sale or exchange by Archstone-Smith of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. Archstone-Smith is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by Archstone-Smith as a capital gain dividend; this amount is creditable against the foreign shareholder's Foreign Investment in Real Property Tax Act tax liability.

         The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors should consult their own advisors regarding the income and withholding tax considerations with respect to their investment.

Other Tax Considerations

         Investments in taxable REIT subsidiaries

         Several issuers have elected to be treated as taxable REIT subsidiaries of Archstone-Smith effective January 1, 2001 and additional issuers have become taxable REIT subsidiaries of Archstone-Smith as a result of the merger of Smith Residential into Archstone-Smith. As taxable REIT subsidiaries of Archstone-Smith, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of Archstone-Smith is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders will be reduced accordingly.

         Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. Archstone-Smith will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its taxable REIT subsidiaries to Archstone-Smith that would be reduced through reapportionment under Internal Revenue Code section 482 in order to more clearly reflect income of the taxable REIT subsidiary.

         Under the taxable REIT subsidiary provision, Archstone-Smith and any entity treated as a corporation for tax purposes in which Archstone-Smith owns an interest are allowed to jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of Archstone-Smith owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also be treated as a taxable REIT subsidiary of Archstone-Smith. As described above, taxable REIT subsidiary elections have been made for certain entities in which Archstone-Smith owns an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which Archstone-Smith owns an interest.

         Tax on built-in gain

         If Archstone-Smith acquires any assets from a taxable "C" corporation in a carry-over basis transaction, Archstone-Smith could be liable for specified liabilities that are inherited from the "C" corporation. If Archstone-Smith recognizes gain on the disposition of such assets during the 10 year period beginning on the date on which such assets were acquired by Archstone-Smith, then to the extent of such assets' "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the acquisition by Archstone-Smith over the adjusted basis in such asset, determined at the time of such acquisition), Archstone-Smith will be subject to tax on such gain at the highest regular corporate rate applicable. The results described herein with respect to the recognition of built-in gain assume


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

that Archstone-Smith made or will make an election pursuant to Notice 88-19 or Treasury regulations that were promulgated in 2000. Because Smith Residential acquired assets from a "C" corporation in a carry-over basis transaction in 1999 and made the required election with respect to any built-in gain, Archstone-Smith inherited such election.

         Possible legislative or other actions affecting tax consequences

         Prospective shareholders should recognize that the present federal income tax treatment of an investment in Archstone-Smith may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in Archstone-Smith.

         State and local taxes

         Archstone-Smith and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which Archstone-Smith or they transact business or reside. The state and local tax treatment of Archstone-Smith and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sales of common shares, including the federal, state, local, foreign, and other tax consequences of such ownership, sale and election and of potential changes in applicable tax laws.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           (a)   Financial Statements of Businesses Acquired.

                  Audited Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of December 31, 2000 and 1999 (incorporated by reference to pages F-1 through F-38, S-1 and S-2 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K, File No. 1-13174, as filed with the Securities and Exchange Commission on March 20, 2001)

                  Unaudited Pro Forma Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of and for the nine months ended September 30, 1999, and the year ended December 31, 1998 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

                  Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View at Aventura Beach for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-7 through F-9 of Charles
                  E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

                  Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View At Sunset Pointe for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-10 through F-12 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

                  Unaudited Pro Forma Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of for the six months ended June 30, 2000, and the year ended December 31, 1999 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on November 9, 2000)

                  Unaudited Statement of Revenues and Certain Expenses of Harbo, L.P. for the six months ended June 30, 2000 and the year ended December 31, 1999 (incorporated by reference to pages F-7 through F-9 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on November 9, 2000)

                  Unaudited Condensed Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of June 30, 2001 and for the quarter ended June 30, 2002 and 2000 (incorporated by reference to pages 3 through 17 of Charles E. Smith Residential Realty, Inc.'s Quarterly Report on Form 10-Q, File No. 1-13174, as filed with the Securities and Exchange Commission on August 14, 2001)

            (b)   Pro Forma Financial Statements.

                  Archstone-Smith Trust Pro Forma Condensed Combined Financial Statements (incorporated by reference to pages F-1 to F-15 of Archstone-Smith Trust's Registration Statement on Form S-4, File No. 333-63734, as amended)

            (c)   Exhibits.

            2.1 Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Archstone Communities Trust, Archstone-Smith Trust (f/k/a New Garden Residential Trust), Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P. (incorporated by reference to Annex A to Archstone-Smith Trust's Registration Statement on Form S-4, File No. 333-63734, as amended)

            4.1   Amended and Restated Declaration of Trust of Archstone-Smith
                  Trust

            4.2   Amended and Restated Bylaws of Archstone-Smith Trust

            4.3 Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust


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

              4.4     Amended and Restated Bylaws of Archstone-Smith Operating
                      Trust

              8.1     Opinion of Mayer, Brown & Platt as to tax matters

              10.1 Shareholders' Agreement, dated as of October 31, 2001, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, Robert H. Smith and Robert P. Kogod

              10.2 Agreement and First Amendment, dated as of September 21 , 2001, to Credit Agreement dated as of December 20, 2000, by and among Archstone-Smith Operating Trust and the financial institutions named therein

              10.3 Agreement and Second Amendment, dated as of November 1 , 2001, to Credit Agreement dated as of December 20, 2000, by and among Archstone-Smith Operating Trust and the financial institutions named therein

              10.4 Parent Agreement, dated as of November 1, 2001, by and among Archstone-Smith Operating Trust and Chase Manhattan Bank, in its capacity as Agent for the lenders under the Credit Agreement dated as of December 20, 2000 by and among Archstone-Smith Operating Trust and the financial institutions named therein

              15.1 Letter from Arthur Andersen LLP as to unaudited interim financial statements

              23.1 Consent of Mayer, Brown & Platt (included in opinion filed as Exhibit 8.1)

              23.2    Consent of Arthur Andersen LLP

              99.1 Audited Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of December 31, 2000 and 1999 (incorporated by reference to pages F-1 through F-38, S-1 and S-2 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K, File No. 1-13174, as filed with the Securities and Exchange Commission on March 20,
                      2001)

              99.2 Unaudited Pro Forma Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of September 30, 1999 and for the nine months ended September 30, 1999, and the year ended December 31, 1998 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

              99.3 Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View at Aventura Beach for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-7 through F-9 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

              99.4 Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View At Sunset Pointe for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-10 through F-12 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

              99.5 Unaudited Pro Forma Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of June 30, 2000 and for the six months ended June 30, 2000, and the year ended December 31, 1999 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on November 9, 2000)

              99.6 Unaudited Statement of Revenues and Certain Expenses of Harbo, L.P. for the six months ended June 30, 2000 and the year ended December 31, 1999 (incorporated by reference to pages F-7 through F-9 of Charles E. Smith Residential Realty, Inc.'s Current Report on Form 8-K, File No. 1-13174, as filed with the Securities and Exchange Commission on November 9, 2000)

              99.7 Unaudited Condensed Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of June 30, 2001 and for the quarter ended June 30, 2001 and 2000 (incorporated by reference to pages 3 through 17 of Charles E. Smith Residential Realty, Inc.'s Quarterly Report on Form 10-Q, File No. 1-13174, as filed with the Securities and Exchange Commission on August 14, 2001)

              99.8 Archstone-Smith Trust Pro Forma Condensed Combined Financial Statements (incorporated by reference to pages F-1 to F-15 of Archstone-Smith Trust's Registration Statement on Form S-4, File No. 333-63734, as amended)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ARCHSTONE-SMITH TRUST
Dated: November 1, 2001
                                           By: /s/ R. Scot Sellers
                                               --------------------------------
                                                 R. Scot Sellers
                                                 Chairman of the Board
                                                 and Chief Executive Officer